U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2012

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

525 Market Street, 4th Floor, San Francisco, California 94105-2712

(Address of principal executive offices) (Zip code)

(415) 445-6530

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2012, our Board of Directors (the “Board”) approved the amendment and restatement of our second amended and restated bylaws, pursuant to Third Amended and Restated Bylaws of BRE Properties Inc. (the “Third Bylaws”).

The bylaw amendments made pursuant to the Third Bylaws provide for (i) specific procedures for how our stockholders may make business proposals or director nominations to be considered at annual or special meetings of the Company, including required disclosures in connection with such activities, (ii) increasing the required threshold for stockholders to call a special meeting from 25% of the votes entitled to be cast to a majority of the votes entitled to be cast, (iii) procedures regarding how our stockholders may call special meetings, and (iv) updating and modification of various provisions to conform to changes in Maryland law, and to eliminate unnecessary or outdated provisions.

The Third Bylaws generally provide that, in order for a stockholder requested director nomination or business proposal to be considered at our 2013 annual meeting of stockholders, notice of the director nomination or business proposal must be received by us no later than 5:00 p.m., Pacific time, on December 30, 2012, and otherwise in accordance with the requirements of the amendment. In the case of annual meetings of stockholders in subsequent years, notice of the stockholder requested director nomination or business proposal must be received not earlier than 150 days nor later 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, and otherwise in accordance with the amendment.

The updates and modifications referred to in (iv), above, include (a) allowing for the taking of Board and stockholder action and the delivery of notice of Board and stockholder meetings by electronic transmission, (b) updates to indemnification provisions to provide additional assurances with respect to, and to facilitate, the advance payment of expenses to officers and directors and timely indemnification, (c) providing for additional flexibility with respect to committees of the Board, (d) granting authority to the Chairman of the Board to determine appropriate procedures for the proper conduct of meetings of stockholders and (f) establishing emergency provisions to provide procedural flexibility in the event of a catastrophe or similar emergency condition.

The foregoing description of our Third Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of our Third Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated Bylaws of BRE Properties, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

Date: December 19, 2012	By:	/s/ Kerry Fanwick
	Name:	Kerry Fanwick
	Its:	Executive Vice President, General Counsel and Secretary

Exhibit Number	Description

3.1	Third Amended and Restated Bylaws of BRE Properties, Inc.